EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at April 10, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
of First Financial Holdings, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First Federal Savings and Loan Association of Charleston (a wholly owned subsidiary of First Financial Holdings, Inc.) pursuant to the Receipt of Purchase and Assumption Agreement dated April 10, 2009.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by First Federal Savings and Loan Association of Charleston pursuant to the Receipt of Purchase and Assumption Agreement dated April 10, 2009, is fairly presented, in all material respects, on the basis of accounting described in Note 3.

/s/ GRANT THORNTON LLP

Raleigh, North Carolina
June 26, 2009

Statement of Assets Acquired and Liabilities Assumed
(in thousands)

April 10, 2009

Cash	$1,502
Due from banks	15,679
Federal Funds Sold	25

Total Cash and Cash Equivalents	17,206

Investment securities	48,351
Loans receivable, net of discount, $105,044, and allowance for loan losses, $4,132	274,515
Foreclosed real estate	7,542
FDIC indemnification asset, net of discount, $8,671	60,378
Federal Home Loan Bank of Atlanta stock	3,462
Accrued interest receivable	1,753

Total Assets Acquired	$413,207

Liabilities:
Demand deposit accounts	$31,431
Money market deposits	47,562
Certificates of deposit	227,055

Total Deposits	306,048

Advances from Federal Home Loan Bank of Atlanta	58,995
Accrued interest payable	422
Other Liabilities	51
Deferred taxes	18,833

Total Liabilities Assumed	384,349

Net Assets Acquired	$28,858

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Cape Fear Bank, N. A.

On April 10, 2009, First Federal Savings and Loan of Charleston (“First Federal”), a wholly-owned subsidiary of First Financial Holdings, Inc., (“First Financial”), entered into a purchase and assumption agreement with loss sharing with the Federal Deposit Insurance Corporation (FDIC) to assume all of the deposits (excluding brokered deposits) and certain assets of Cape Fear Bank, a full service commercial bank headquartered in Wilmington, North Carolina.

Cape Fear Bank operated eight locations in coastal North Carolina.  First Federal assumed approximately $302 million of the deposits of Cape Fear Bank.  Additionally, First Federal purchased approximately $382 million in loans and $9 million of other real estate owned (OREO).  The loans and OREO purchased are covered by a loss sharing agreement between the FDIC and First Federal which affords First Federal significant protection.  Under the agreement, First Federal will cover the first tranche of loss of $31.5 million and the FDIC has agreed to cover 80% of the losses on the loans and other real estate owned above $31.5 million up to $110 million, and 95% of losses that exceed $110 million.  In addition, First Federal also purchased cash and cash equivalents and investment securities of Cape Fear Bank valued at $69.0 million, and assumed $58.9 million in Federal Home Loan Bank advances.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreement described below. Fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed.

Note 2 — Loss Sharing Agreement and FDIC Indemnification Asset

As part of the Purchase and Assumption Agreement, First Federal and the FDIC entered into a loss sharing agreement. This agreement covers realized losses on loans and foreclosed real estate. Under this agreement, the FDIC will reimburse First Federal for 80% of the losses between the first loss tranche of $31.5 million and $110 million in realized losses. The FDIC will reimburse First Federal 95% on realized losses that exceed $110 million. Realized losses covered by the loss sharing agreement include loan contractual balances (and related unfunded commitments that were acquired), accrued interest on loans for up to 90 days, the book value of foreclosed real estate acquired, and certain direct costs, less cash or other consideration received by First Federal. This agreement extends for ten years for 1-4 family real estate loans and for five years for other loans. The value of this loss sharing agreement was considered in determining fair values of loans and foreclosed real estate acquired and is detailed below (in thousands).

	Loans	Foreclosed Real Estate

Initial basis for loss sharing determination	$392,327	$8,625
Estimated fair value of asset (1)	(274,515)	(8,625)

Anticipated realized loss	117,812	-
First loss tranche	31,500	-

Estimated loss sharing value	86,312	-
Assumed loss sharing recovery percentage	80%	-
FDIC indemnification asset	69,050	-
Accretable discount	(8,672)	-

FDIC indemnification asset	$60,378	-

(1)	Estimated fair value of foreclosed assets excludes valuation adjustment to reduce carrying amount to present value of $7,542.

Note 3 — Basis of Presentation

First Federal has determined that the acquisition of the net assets of Cape Fear Bank constitutes a business acquisition as defined by Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141). Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that statement. Fair values are determined based on the requirements of Statement of Financial Accounting Standards No. 157, Fair Value Measurements. In many cases the determination of these fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks and federal funds sold
These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities
The fair values for investment securities were determined using current market quotes as of the acquisition date.

Loans receivable
Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.  Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.  Management also estimated the amount of credit losses that were expected to be realized for the non-SOP 03-3 portion of the acquired loan portfolio.  The discounted cash flow approach was used to value each pool of loans.  For non-performing loans, fair value was estimated by using FDIC average closed loan sales for the sub-performing and non-performing loans from October 1, 2008, to April 10, 2009.  Selected discounts were based on observations of FDIC loan transactions, disposition of Resolution Trust Corporation (RTC) assets and adjustments to RTC price / value ratios based on comparisons of 2006 to 2008 period real property price changes to those from 1988 to 1991.

FDIC indemnification asset
This loss sharing asset is measured separately from the loan portfolio because it is not contractually embedded in the loans and is not transferable with the loans should First Federal choose to dispose of them. Fair value was estimated using projected cash flows available for loss sharing based on the credit adjustments estimated for each loan pool and the loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. This loss sharing asset is also separately measured from the related foreclosed real estate.

Foreclosed real estate
Foreclosed real estate is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal.

Federal Home Loan Bank of Atlanta stock
The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances. This stock is generally redeemable and is presented at the redemption value.

Deposit liabilities
The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Advances from the Federal Home Loan Bank of Atlanta
The fair values for FHLB advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered on advances to a schedule of aggregated contractual maturities on such advances.

Deferred taxes
Deferred taxes relate to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for First Financial.

Note 4 — Facilities and Equipment

First Federal did not acquire the real estate, banking facilities, furniture or equipment of Cape Fear Bank as part of the Purchase and Assumption Agreement. However, First Federal has the option to purchase the real estate and furniture and equipment from the FDIC. The term of this option expires after 90 days, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date. Currently all banking facilities and equipment are leased from the FDIC on a month-to-month basis. First Federal anticipates buying or assuming all primary banking center buildings available for purchase or lease from the FDIC, except the Sunset Beach office, which is adjacent to an existing First Federal branch. This office was closed on June 5, 2009. Other locations for closure are under consideration.

Note 5 — Investment Securities

The fair value of securities acquired is as follows at April 10, 2009:

	Fair Value (in thousands)	Tax- equivalent yield

U.S. government agency debt obligations	$799	5.20%
U.S. government agency collateralized mortgage obligations	1,985	5.17%
U.S. government agency mortgage-backed securities	25,911	5.24%
States and political subdivisions	19,287	6.40%
Corporate Bonds	369	7.39%

Total	$48,351	5.77%

Advances from the Federal Home Loan Bank of Atlanta (“FHLB”) are secured in part by these securities at April 10, 2009, (see “Note 8 — Advances from Federal Home Loan Bank of Atlanta”).

The estimated fair value of debt securities at April 10, 2009 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities and collateralized mortgage obligations are shown in the “securities not due on a single maturity date” caption as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Fair Value (in thousands)

Due within one year	$0
Due after one through five years	0
Due after five through ten years	799
Due after ten years	19,656
Securities not due on a single maturity date	27,896

Total	$48,351

Note 6 — Loans Receivable, net

The composition of loans receivable, net, acquired at April 10, 2009 is as follows (in thousands):

	Acquired Value	Weighted Average Contractual Interest Rate
Residential mortgages	$51,789	5.81%
Commercial loans	278,077	5.94%
Consumer loans	53,825	4.63%

Contractual balance of loans acquired	383,691	5.74%
Fair value discount on loans purchased	(94,331)	-
Accretable yield	(10,713)	-
Allowance for loan losses, performing loans	(4,132)	-

Total	$274,515	-

Of the contractual balance of total loans acquired, approximately $213.1 million will be accounted for under traditional loan accounting, whereas approximately $170.6 million will be accounted for under the provisions of SOP 03-3.

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at April 10, 2009:

	Acquired Value (in thousands)	Weighted Average Contractual Interest Rate

Demand deposit accounts	$31,431	.02%
Money market accounts	47,562	1.83%
Certificates of deposit	224,014	3.85%

Acquired balance of deposits	303,007	3.14%
Fair value adjustment	3,041	-

Total	$306,048	-

At April 10, 2009, scheduled maturities of certificates of deposit were as follows:

Period	Maturity Value (in thousands)

2009	$163,095
2010	52,614
2011	2,453
2012	5,359
2013	480
Thereafter	13

Total	$224,014

 Note 8 — Advances from Federal Home Loan Bank of Atlanta

As of April 10, 2009, there were $58.0 million in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on eligible loans plus securities. First Federal is eligible to have advances up to 40% of total assets. Most of the advances mature in over one year and are at fixed interest rates. Therefore, the advances were recorded at their estimated fair value, which was derived using a discounted cash flow calculation that applies interest rates currently being offered on similar advances to the scheduled contractual maturities on the outstanding advances. As of April 10, 2009, the fair value of advances outstanding from the FHLB was $59 million.

The composition of FHLB advances assumed at April 10, 2009, follows:

Advances due in:	Acquired Value (in thousands)	Weighted Average Contractual Interest Rate

2009	$41,000	1.10%
2010	9,000	2.93%
2011	0	-
2012	0	-
2013	0	-
Thereafter	8,000	4.10%

Total assumed	58,000	1.80%
Fair value adjustment	995	-

Total FHLB advances	$58,995	1.77%

Including the fair value adjustment recorded, the effective interest rate on FHLB advances was 1.77% as of April 10, 2009.

Note 9 — Deferred Income Taxes

The deferred tax liability of $18.8 million as of April 10, 2009, is related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and Regulations. First Federal acquired none of the tax attributes of Cape Fear Bank’s assets and liabilities.

Note 10 — Net Assets Acquired

Under the terms of the Purchase and Assumption Agreement, the FDIC agreed to transfer net assets to First Federal at a discount to compensate First Federal for losses not covered by the loss sharing agreement and troubled asset management costs.  First Federal also agreed to pay a premium to the FDIC for the deposits.  Details related to the transfer at April 10, 2009, are as follows (in thousands):

Net assets per Purchase and Assumption Agreement	$103,355

Purchase accounting adjustments
Loans	(112,005)
FDIC indemnification asset	60,378
Deposits	(3,041)
FHLB advances	(995)

Deferred taxes	(18,834)

Net assets acquired	$28,858